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                        SETTLEMENT AND RELEASE AGREEMENT

         This Settlement and Release Agreement (the "Agreement") is entered into effective December 31, 1998 by and among SVI Holdings, Inc., a Nevada corporation, ("SVI"), Softline Limited, a South African company ("Softline"), Systems for Business Incorporated, a British Virgin Islands corporation, ("Systems"), Kielduff Investments Limited, an Ireland company ("Kielduff") and Ibis Systems Limited, a company incorporated under the laws of England ("Ibis"), who agree as follows:

         1.  RECITALS.

                  1.1. On or about August 1997, Systems and Softline entered into an Acquisition Agreement in Respect of Trade Marks, an Acquisition of Business Agreement and certain related agreements (collectively, the "Prior Purchase Agreements").

                  1.2. SVI has assumed certain obligations of Softline under the terms of the Prior Purchase Agreements.

                  1.3. SVI and Kielduff have entered into a Share Sale Agreement evenly dated herewith (the "Ibis Purchase Agreement") under which SVI shall sell to Kielduff all of the issued and outstanding shares of Ibis. Kielduff has agreed to deliver to SVI a Loan Note (as defined in the Ibis Purchase Agreement) as part of the requirements of the Ibis Purchase Agreement. The Ibis Purchase Agreement has been facilitated by Systems.

                  1.4. In the event of consumation and performance of the Ibis Purchase Agreement Systems shall have certain claims against Softline and SVI arising out of the Prior Purchase Agreements and the Ibis Purchase Agreement.

                  1.5. The parties intend to effect a settlement and release of the certain matters among them as more fully set forth below.

         2. SETTLEMENT. Providing Kielduff shall have repaid $13,608,000 under the Loan Note together with all interest and collection costs thereon unconditionally and without any right of recovery: (a) SVI shall pay to Systems all further sums it receives from Kielduff under the Loan Note, and (b) on System's request SVI will assign the benefits of the Loan Note to Systems together with the benefits of any security held in relation thereto. If SVI does not receive the sum of $13,608,000 together with all interest and collection costs thereon in accordance with the Loan Note, SVI shall have no obligation to pay Systems any amount whatsoever.

         3. RELEASE BY SVI AND SOFTLINE. Upon performance in full of paragraph 2 above, SVI and Softline on their own behalf and on behalf of their respective subsidiaries, officers, directors, shareholders, employees, agents, attorneys, representatives, consultants, predecessors, successors and affiliates fully and forever releases, discharges, and dismisses all claims, demands, actions, causes of action and rights, in law or in equity, in the nature of an administrative proceeding or otherwise (known, unknown, contingent, accrued, inchoate or otherwise) which SVI and Softline have or may have against Systems and its respective subsidiaries, officers, affiliates, shareholders, its subsidiaries, officers, directors, shareholders, employees, agents, attorneys, representatives, consultants, predecessors, successors, and affiliates arising out of the Prior Purchase Agreements. For the purposes of this paragraph 3, "affiliate" shall mean any person or entity controlled by, controlling, or under common control with, directly or indirectly, the referenced person or entity.


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         4. RELEASE BY SYSTEMS. Upon performance in full of paragraph 2 above,
Systems on its own behalf and on behalf of its respective subsidiaries, officers, directors, shareholders, employees, agents, attorneys, representatives, consultants, predecessors, successors and affiliates fully and forever releases, discharges, and dismisses all claims, demands, actions, causes of action and rights, in law or in equity, in the nature of an administrative proceeding or otherwise (known, unknown, contingent, accrued, inchoate or otherwise) which Systems has or may have against SVI and Softline and their respective subsidiaries, officers, affiliates, shareholders, its subsidiaries, officers, directors, shareholders, employees, agents, attorneys, representatives, consultants, predecessors, successors, and affiliates arising out of the Prior Purchase Agreements. For the purposes of this paragraph 4, "affiliate" shall mean any person or entity controlled by, controlling, or under common control with, directly or indirectly, the referenced person or entity.

         5. WARRANTY, REPRESENTATION AND COVENANT. The parties to this Agreement warrant, represent and covenant that they have not previously assigned or transferred in any manner, or purported to have assigned or transferred in any manner, any of the claims described or set forth in the paragraphs 3 and 4 above.

         6. NO ADMISSION OF LIABILITY. Nothing contained in this Agreement shall be construed as an admission by any party to this Agreement of any liability of any kind to any party to this Agreement or any other person.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         8. FURTHER ASSURANCES. Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

         9. VENUE AND JURISDICTION. For purposes of venue and jurisdiction, this Agreement shall be deemed made and to be performed in the City of San Diego, California.

         10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

         11. ATTORNEY'S FEES. In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Agreement, the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, actual attorney's and expert witness fees, relating to or arising out of (1) such Proceeding (whether or not such Proceeding proceeds to judgment), and (2) any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, actual attorney's and expert witness fees.

         12. MODIFICATION. This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of such modification is sought.


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         13. HEADINGS. The headings of the paragraphs of this Agreement have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Agreement, or be used in any manner in the interpretation of this Agreement.

         14. INTERPRETATION. Whenever the context so requires in this Agreement, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

         15. PARTIAL INVALIDITY. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Agreement.

         16. WAIVER. Any waiver of a default under this Agreement must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Agreement. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver. A consent to or approval of any act shall not be deemed to waive or render unnecessary consent to or approval of any other or subsequent act.

         17. DRAFTING AMBIGUITIES. Each party to this Agreement and its legal counsel have reviewed or have had an opportunity to review this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

         18. EFFECTIVENESS. This Agreement shall become effective when it has been executed by all of the parties to this Agreement.


SVI HOLDINGS, INC.,                         SYSTEMS FOR BUSINESS INC.,
a Nevada corporation                        a British Virgin Islands corporation

By: /s/ Barry M. Schechter                  By: /s/ Simon Hancock
   ------------------------                    ---------------------------
Its: President                              Its: Director
    -----------------------                     --------------------------

                                            IBIS SYSTEMS LIMITED,
SOFTLINE LIMITED                            an England company
a South African company

By: /s/ Barry M. Schechter                  By: /s/ Peter Nagle
   -------------------------                   ----------------------------
Its: Director                               Its:
    ------------------------                    ---------------------------

KIELDUFF INVESTMENTS LIMITED,
an Ireland company

By: /s/ Mary Nagle
   -------------------------
Its: Director
----------------------------


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